Exhibit 10.40

AMENDMENT #2

To Letter of Intent for Proposed CRADA #2166

“Pre-Clinical and Clinical Development of 1-Methyl-[d]-Tryptophan as an Anti-Cancer Agent”

The purpose of this amendment is to change certain terms of the Letter of Intent (LOI) for the proposed Cooperative Research and Development Agreement (CRADA) entitled “Pre-Clinical and Clinical Development of 1-Methyl-[d]-Tryptophan as an Anti-Cancer Agent.” These changes are reflected below, and except for these changes, all other provisions of the original CRADA LOI remain in full force and effect. Two originals of this amendment are provided for execution; one is to remain with the National Cancer Institute (NCI) and the other copy is to remain with the Collaborator.

1.               Upon final signature, the term of this CRADA Letter of Intent is extended for six months from May 23, 2008 to November 23, 2008.

2.               Drs. Jeffrey Abrams and James Zwiebel are added as NCI Principal Investigators. The NCI Principal Investigators are Dr. Jeffrey Abrams, Dr. Sherry Ansher, Dr. James Zwiebel and Dr. Howard Streicher.

ACCEPTED AND AGREED TO:

For the National Cancer Institute:

/s/Anna D. Barker	06/24/08
Anna D. Barker, Ph.D.	Date
Deputy Director, NCI

For NewLink Genetics Corporation:

/s/Nicholas Vahanian	7/7/2008
Date